As filed with the Securities and Exchange Commission on March 6, 2012
                                                               Registration No.  333-07674

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
________________

Subsea 7 S.A.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Luxembourg (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
______________________ 200 Hammersmith Road London, W6 7DL England + 44 20 8210 5500 (Address and telephone number of Registrant’s principal executive offices)
______________________

Mark Webster
c/o Subsea 7 (US) LLC
10787 Clay Road
Houston, Texas 77041
(713) 430-1100
(Name, address and telephone number of agent for service)
______________________

Copies of communications to:
Gregory Pryor, Esq. White & Case LLP 1155 Avenue of the Americas New York, New York 10036 Tel: (212) 819-8200 Fax: (212) 354-8113
______________________

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

_______________

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 on Form F-3 is being filed by Subsea 7 S.A. (the “Registrant”) to deregister all securities remaining unsold under that certain Registration Statement on Form S-3 (File No. 333-07674), filed on September 29, 1997 with the Securities and Exchange Commission (the “Registration Statement”) and amended on November 4, 1997; November 6, 1997 and November 12, 1997, registering shares of common stock, $2.00 par value (the "Common Shares") of the Registrant.

The Registrant intends to file a Form 15F to terminate the registration of its Common Shares under the Securities Exchange Act of 1934, as amended. The offering pursuant to the Registration Statement has been terminated. In accordance with the undertaking by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all securities that were registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 6th day of March, 2012.

SUBSEA 7 S.A.

By:	/s/ Jean Cahuzac
Name: Jean Cahuzac
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Subsea 7 S.A., has signed this post effective amendment to the Registration Statement on Form F-3 on March 6, 2012.

SUBSEA 7 (US) LLC
its duly authorized representative in the United States

By:	/s/ Mark Webster
Name: Mark Webster
Title: Director of Finance

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